Exhibit 5

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Liberty Media Debenture-Backed
Series 2001-32
*CUSIP:     21988G593       Class     A-1
            21988GBE3       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2002.

INTEREST ACCOUNT

Balance as of February 1, 2002 ..............................              $0.00
         Scheduled Income received on securities ............      $5,280,000.00
         Unscheduled Income received on securities ..........              $0.00

LESS:
         Distribution to Class A-1 Holders ..................     -$5,279,999.38
         Distribution to Class A-2 Holders ..................             -$0.00
         Distribution to Depositor ..........................             -$0.00
         Distribution to Trustee ............................             -$0.62
Balance as of August 1, 2002 ................................              $0.00

PRINCIPAL ACCOUNT

Balance as of February 1, 2002 ..............................              $0.00
         Scheduled Principal received on securities .........              $0.00

LESS:
         Distribution to Holders ............................             -$0.00
Balance as of August 1, 2002 ................................              $0.00

                 UNDERLYING SECURITIES HELD AS OF August 1, 2002

           Principal Amount                                Title of Security
           ----------------                                -----------------
            $128,000,000         Liberty Media corporation 8.25% Senior
                                 Debentures due February 1, 2030
                                 *CUSIP: 530715AJ0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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